Exhibit 99.1

GLOBAL MED TECHNOLOGIES® REPORTS Q4 AND YEAR END RESULTS
DENVER, CO — (March 9, 2010) — Global Med Technologies®, Inc. (OTCBB:GLOB) (“Global Med” or the “Company”), an international e-Health, medical information technology company, today is reporting fourth quarter and year ended December 31, 2009 results.
GLOBAL MED TECHNOLOGIES, INC. (OTC Bulletin Board: GLOB.OB)
Selected Results
Three Months Ended December 31,
In (000s)
Except Per Share Information
(Unaudited)

	2009	2008
Revenues	$8,113	$6,991
Depreciation and amortization	375	332
Loss from operations (1)	(97)	(664)
Other income (expense)	(166)	(170)
Pre-tax loss	(263)	(834)
Income taxes benefit	44	131
Net loss (1)	$(219)	$(703)

Basic and diluted net loss per share (1)
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)

Weighted average number of common shares outstanding
Basic	36,381	34,019
Diluted	36,381	34,019

EBITDA (1)	$278	$(332)

GLOBAL MED TECHNOLOGIES, INC. (OTC Bulletin Board: GLOB.OB)
Selected Results
Year Ended December 31,
In (000s) Except Per Share Information
(Unaudited)

	2009	2008
Revenues	$31,788	$23,369
Depreciation and amortization	1,418	794
Income from operations (1) (2)	2,705	176
Other income (expense)	(708)	(296)
Pre-tax income (loss)	1,997	(120)
Income taxes (2)	(519)	(299)
Net income (loss)	$1,478	$(419)

Basic and diluted net income (loss) per share (1)
Basic	$0.04	$(0.01)
Diluted	$0.03	$(0.01)

Weighted average number of common shares outstanding
Basic	35,177	29,914
Diluted	44,760	29,914
EBITDA (1) (2)	$4,123	$970

(1)	Includes $450 thousand in costs related to the potential acquisition of the Company by Haemonetics Corporation (“Haemonetics”). These costs were expensed in the fourth quarter of 2009 and represent estimates.

(2)	On September 23, 2002, the Company and PeopleMed.com, Inc. (“PeopleMed”) filed a complaint against Donnie L. Jackson, Jr. (“Jackson”) in a lawsuit entitled Global Med Technologies, Inc. v. Donnie L. Jackson, Jr., et al, El Dorado Superior Court Case No. PC 20020576 (the “Lawsuit”). During 2005, the Company set up a legal accrual in the amount of $1.004 million and expensed the same amount. In 2005, the Company also deposited $1.004 million into escrow related to the Lawsuit. During 2007, the Company was returned the $1.004 million deposit. The Lawsuit was settled in 2009 and claims were released. No amount was paid by Global Med to Jackson or Mediware Information Systems, Inc. (“Mediware”) and no amount was paid by Jackson or Mediware to Global Med in connection with such settlement. Jackson made a representation as part of the settlement that he does not have possession of any trade secret or proprietary material of the Company described in its complaint for damages. As a result of the above, the Company reversed the $1.004 million legal accrual and the related expense during the year ended December 31, 2009. This represents a reversal of a non-cash, non-recurring expense as the funds were returned in 2007.

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Operating Income (Loss) before Depreciation and Amortization (“EBITDA”):
Operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation measure. The Company defines operating income before depreciation and amortization as operating income, plus depreciation and amortization expense. The Company provides adjustments to this calculation to exclude the effects of items management believes impact the comparability of operating results between periods. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate operating income before depreciation and amortization differently.

	Three Months Ended	Three Months Ended
	December 31, 2009	December 31, 2008
Loss from operations	$(97)	$(664)
Depreciation and amortization	375	332

Operating income (loss) before depreciation and amortization (EBITDA)	$278	$(332)

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
Income from operations	$2,705	$176
Depreciation and amortization	1,418	794

Operating income before depreciation and amortization (EBITDA)	$4,123	$970

For the purposes of the following table, the reversal of the legal accrual described in note (2) has been eliminated. We believe it is important to show this calculation as the reversal of the summary judgment had a material impact on the operating income and EBITDA of the Company.

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
Income from operations	$2,705	$176
Less: Reversal of legal accrual	(1,004)	—

	1,701	176

Add: Depreciation and amortization	1,418	794

Operating income before depreciation and amortization (EBITDA)	$3,119	$970

Pending Acquisition of the Company
On February 1, 2010, Haemonetics Corporation (“Haemonetics”) and Global Med Technologies, Inc. announced a definitive agreement under which Haemonetics will potentially acquire Global Med for approximately $61 million in a cash tender offer.
Haemonetics commenced its tender offer to purchase all outstanding shares of Global Med’s common stock at $1.22 per share and preferred stock at approximately $1,694 per share on February 19th 2010. The tender offer is conditioned on the tender of a majority of the outstanding shares of Global Med’s common and preferred stock and is subject to other customary closing conditions. Haemonetics and its wholly owned subsidiary, Atlas Acquisition Corp., have said, in their tender offer documents, that the tender offer and related withdrawal rights will expire at 12:00 midnight, Boston, Massachusetts time, on March 18, 2010, unless they extend the offer.
Important Additional Information Has Been Filed with the Securities and Exchange Commission
THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF GLOBAL MED. ATLAS ACQUISITION CORP. FILED A TENDER OFFER STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 2010 AND HAS MAILED AN OFFER TO PURCHASE, FORMS OF LETTERS OF TRANSMITTAL AND RELATED DOCUMENTS TO GLOBAL MED SHAREHOLDERS. GLOBAL MED FILED A SOLICITATION/RECOMMENDATION STATEMENT WITH THE SEC ON MARCH 4, 2010 AND HAS MAILED THIS DOCUMENT TO GLOBAL MED SHAREHOLDERS. THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, AND GLOBAL MED SHAREHOLDERS ARE URGED TO CAREFULLY READ THOSE DOCUMENTS AND ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER THAT ARE FILED WITH THE SEC. THESE DOCUMENTS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT www.sec.gov. COPIES MAY ALSO BE OBTAINED FOR FREE BY DIRECTING A REQUEST TO D.F. KING & CO., INC., 48 WALL STREET, NEW YORK, NEW YORK 10005, 1-800-549-6697.
About Global Med Technologies®, Inc.
Global Med Technologies, Inc. is an international healthcare information technology company which develops regulated and non-regulated products and services for the healthcare industry. As a leading provider of blood and laboratory systems and services, Global Med’s products are deployed in 20 countries and serve over 2,100 transfusion centers, blood banks and laboratory sites.
Global Med’s division, Wyndgate Technologies®, is a leader in software products and services for donor centers and hospital transfusion services. Wyndgate’s eDonor® product offers innovative web-based tools for donor relationship management. Hemo-Net®, Wyndgate’s remote hosting service, provides secure, economical solutions for healthcare organizations. PeopleMed®, Inc., a Global Med subsidiary, implements cost-effective software validation, consulting and compliance solutions to hospitals and donor centers.

Global Med’s European subsidiary, Inlog, SA, is a leading developer of donor center and transfusion management systems as well as cellular therapy software, laboratory information systems and quality assurance medical software systems internationally.
For more information about Global Med’s products and services, please call 800-996-3428 or visit www.globalmedtech.com.
Forward Looking Statements
All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.
Company Contact:
Global Med Technologies®, Inc.
Michael I. Ruxin, M.D.
Chairman and CEO
(303) 238-2000

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